Exhibit 10.1

1. Parties.

1.1 Lessor: HERMOSISIMA S.A., RUT 216046790011, domiciled in Rincón 611 Montevideo, herein represented by its directors Mr. Silvio de Souza Rocha and Oscar Leon, (also called “HERMOSISIMA”):

1.2 Lessee: SAMAN (National Rice Mills Company), registered in the RUT under No. 21000291 0012, domiciled in                          herein represented by Renato Gastaud and Leomar Goldoni acting as agents (hereinafter “SAMAN”).

2. Background.

2.1 HERMOSISIMA is gratuitous bailee of the fraction of area where an Agroindustrial plant is built and HERMOSISIMA owns the machinery of this Agroindustrial plant, located in rural area of the 8th. Judicial Division of the Department of Rivera, currently enumerated in No. 1865, facing Route 44, Km 67, 200. Existing agro-processing facilities are described in the Annex duly signed by the parties shall be considered part of this agreement, which is composed of: 1) Survey Manzagano Paso plant, 2) Blueprints loschpe Agroindustrial Plant (Paso Mazangano) and 3) Flowchart Step Mazangano lioscpe Plant.

3. Purpose.

3.1 HERMOSISIMA hereby leases to SAMAN and SAMAN receives the Agroindustrial Plant described in the preceding clause.

3.2 As soon as possible the parties will formalize a formal inventory of facilities, detailing the facilities, machines, equipment and tools, and expressly stipulating the conservation conditions, which is attached hereto as Exhibit A, and is considered an integral part thereof.

4. Destination.

The Agroindustrial Plant will be destined to the receipt, drying, storage and shelling of paddy rice. SAMAN may operate with other grains, with previous consultation to HERMOSISIMA.

5. Time.

The term of this contract is three years from today’s date, automatically renewed for an indefinite period until either party decides to terminate it, in which case it shall notify the other a year in advance. If either party does not want to use the automatic renewal option, it must notify in writing at least six months before the initial deadline.

6. Price.

The annual cost of the lease shall consist of: a) Drying and Storage: the sum of USD 75,000 (U.S. $ seventy-five thousand), b) Mill: the sum of USD 5.00 (five

U.S. dollars) per ton of paddy rice admitted to the Mill, which must be at least equal to half of tons stored at the end of the harvest in question. The lease will be adjusted at the beginning of each period of 3 years at 12.5%. The amounts detailed under this clause must be added in all cases, the Value Added Tax at the legal rate prevailing at the date of issuance of invoices.

7. Payment.

7.1 The sum established in paragraph a) of the preceding clause shall be paid in a single payment with a due date at June 30th of each year.

7.2 The amounts corresponding to the provisions of subparagraph b) of this clause shall be paid monthly, according to the amount entered in paddy rice mill during the month concerned, within fifteen days of the next month.

7.3 All payments shall be made upon presentation of invoices by HERMOSISIMA.

8. Investment.

8.1 SAMAN is committed to investing up to USD 200,000 (two hundred thousand U.S. dollars) in the construction of two storage silos with a capacity of 1,500 tons each, to rise above the existing concrete bases on the ground and using materials suitable for this purpose existing in the plant today. HERMOSISIMA shall authorize in writing SAMAN and SAMAN must furnish proof of the amounts and items to invest.

8.2 SAMAN will amortize that investment over ten years through the use of the plant during this period.

8.3 If the term of the contract comes to an end before the expiration of the ten year term, HERMOSISIMA shall pay SAMAN the outstanding balance, based on a mutual calculation between the parties of the amortized amounts. After this period HERMOSISIMA will not owe any amount to SAMAN for this purpose.

9. Repair & Maintenance of Plant.

9.1 SAMAN will pay for repairs and special maintenance operations necessary to start the Agroindustrial Plant operation, both as regards the drying and storage systems, as regards the current state of the buildings, reason why, for the first year of the lease, the starting price established in paragraph a) of the sixth clause is set at USD 40,000 (forty thousand U.S. dollars).

9.2 After that, SAMAN will be in charge of keeping the plant in operational conditions, and shall instruct all maintenance and repairs on the normal use of equipment, not being entitled to rent rebate or compensation.

9.3 If it is necessary to replace equipment or parts of equipment for the operation of the plant, the parties will discuss and decide jointly that implementation, staying that equipment in the possession of HERMOSISIMA. If the repair is excessively costly making it worth to invest in new equipment, HERMOSISIMA will pay the difference between the cost of repair and the cost of new equipment, without prejudice to reserve the right to terminate this contract in advance, without liability to apply the provisions of clause 8.3.

To this end HERMOSISIMA agrees to give an answer no later than 72 working hours in case the production capacity, quality control or inventory control of Agroindustrial Plant are affected, otherwise SAMAN is empowered to take corrective measures it deems most suitable, being HERMOSISIMA the responsible party for that cost.

10. - SAMAN Obligations.

9.1 SAMAN will be responsible for:

a) pay the price stipulated in clause sixth in the form provided there.

b) payment of electricity consumption, fuel, telephone and other media;

c) the payment of wages and social contributions of personnel necessary for the operation of the plant;

d) maintain in the administrative licenses needed to operate the plant (Municipal, Fire, Environmental and other regulations that require national and municipal);

e) pay other national and municipal taxes arising from and use and enjoyment of the plant;

f) maintain the plant and facilities in good condition.

g) maintain the electrical installation and safe operation in accordance with applicable standards and techniques;

h) to restore the plant in the same condition as received or, except for the wear and tear of the daily use, the unforeseeable circumstances or force majeure and without prejudice in the seventh and eighth clauses.

i) allow access of professionals, technicians, operators and stakeholders.

9.2 SAMAN will also be required to hire insurance against all risks of the goods stored, as well as property and equipment insurance, personal insurance and damage to third parties for any reason. The Parties agree that payment of the cost of insurance before mentioned shall be paid 100% by SAMAN with the exception of property and equipment, in which shall be half to each party.

9.3 If for any reason the obligations under this clause shall be paid for HERMOSISIMA, SAMAN must proceed to return all what HERMOSISIMA has paid and also must pay the charges, penalties, interest, costs and expenses that apply.

10. Special Obligation of HERMOSISIMA.

10.1 HERMOSISIMA undertakes that all the rice harvested in crops to be implemented during the term of this contract that are irrigated with water from existing dams on rural properties owned sites in the 8th Section Catastral Rivera, registered with the numbers                      is sold in advance to SAMAN the terms and conditions of the Purchase Agreement form which Rice duly signed by the parties shall be considered part of this.

10.2 This obligation shall be considered as a main part of the contract and its failure will enable SAMAN to demand the resolution of the contract plus resulting damages.

11. Prohibitions

SAMAN may not assign this Agreement in whole or in part, or sublet, in whole or in part the leased plant or allow anyone outside her total or partial use of the property nor may it admit strangers, even for transitory purposes. The violation of this prohibition enables HERMOSISIMA to terminate this Contract.

12 Default

The breach of any obligation arising under this Agreement or the law, will give HERMOSISIMA the right to directly demand the evacuation of the plant and collect what is owed plus damage, consumption, taxes, fees, costs and damages caused.

13. Delinquency.

The parties will be in deliquency by the expiration of the terms or doing or not doing something contrary to the provisions, without the need of judicial or extrajudicial summons.

14 . Extension of jurisdiction.

The parties agree to extend jurisdiction to the competent Court in Montevideo.

15 . Notifications.

The parties shall have their domicile, for all purposes of this contract, as defendants upon appearance. All notices sent to their domicile by telegram or other reliable means shall be considered valid.

16. Statement.

The representatives of the signatories declare that they are duly authorized under the statutory status and their societies, to sign this document and be bound by the terms arising from this document.

17. Registration.

The parties agree to the registration of this Agreement, at the earliest, according to art. 7 of Decree Law 14384.

And for the record, two (2) copies of the same tenor have been signed in the city of Montevideo on November 24, 2009.

FOR HERMOSISIMA S.A.

/s/ Oscar León Bentancor	/s/ Silvio de Souza Rocha

FOR SAMAN

/s/ Renato Gastaud	/s/ Leomar Goldoni

Montevideo, 1 August 8, 2009

PLANT SURVEY IOSCHPE (PASO Masangano)

The reference numbers correspond to those identified in the blueprints.

ELECTROMECHANICAL EQUIPMENT

1) Truck Scales

Brand: Negri & Quartino

Size: 16 m long, 3 m.

Maximum Capacity: 50,000 kg. (Appreciation: 10 kg.) Includes electronic head mark Toledo and PC.

2) Laboratory

Includes dryer for 12 samples, moisture meter, basurómeíro. grinder, moisture in oil meter, water resistant.

3) Discharge Chute

Includes shed, wooden fence 3.55 m by 7.40 m, depth 3.30 m

4) Lift

Size: 0.25 m. width, 0.80 m. long, 0.23 m. pants

Overall height to download: 10.83 m.

High-flow buckets every 70 milli.

Located in the well of 1.50 m. 1.45 Mpora, Depth 4.10 m. (Water)

5) Zaranda

Brand: Kepler Weber model SP 160 PPLC on concrete base of 1.00 m. high (no other equal basis without machine)

6) Lift

Size: 0.25 m. width, 0.80 m. long, 0.23 ni. pants

Overall height to download: 18.00 m.

High-flow buckets every 70 mm.

Located in a well depth of 2.00 m (water)

7) Green lung Silo cylinder diameter: 5.52 m.

Number of plates: 4 feet Height: 4.20 m.

Discharge outlet height: 1.50 m.

8) Auger Diameter: 400 mm. Length: 4.00 m.

Moror: Weg 112 M 3 HP, with pulleys.

9) Elevator

Size: 0.29 m. width, 1.14 m. long, 0.38 m. pants

Height total to download: 20.20 m.

Standing height: 1.20 m

Plastic bucket every 170 mm. (Kepler Weber EA3)

Located in a well depth of 1.50 m (water)

10) Dryer

Brand: Pagé, Model: S10-750

Static capacity: 37 ton.

Year: 2002

Focking Controller

Fan: Pagé, Model: VB 76 Pos 06, year: 2003.

Fan Motor: Weg, 180 L, 30 HP.

11) Auger Diameter: 400 mm. Length: 4.00 m.

Without control, with endless pulley

12) Oven Dryer

Masonry, leaving ground (water) Fuel: wood or rice husk

13) Silo lung dry cylinder diameter: 3.70 m.

Number of sheets: 5 feet

Height: 4.45 m.

Discharge outlet height: 1.65 m.

14) Auger

Diameter: 315 mm

Length: 12.00 m.

15) Elevator

Size: 0.33 m. width, 0.96 m. long, 0.26 m. pants total discharge height: 25.20 m.

Distributor 6 outputs: 4 silos, networking and return to the dryer Pagé.

Located in a well depth of 3.50 m (water)

16) 4 Screw Diameter: 315 mm.

Cargo storage silos, with each worm gateway

17) 4 Storage Silos Diameter: 14.93 m. (48 ’) Number of sheets: silo 3, 4 and December 6 plates (cap. 1,155 ton. each one), silo October 5 sheets (cap. 960 ton.)

Thermometry: 5 pendulums pendulum 5 censors for silo. Aeration bins 4 and 5: two fans by silo, single inlet 1 fan Sulfa brand, model, SLL 560, 12.5 HP motor, 13,800 m3 / h, 2060 RPM, with pulleys and belts, plus other fan, no data directly coupled.

Aeration: silos 3 and 6: One fan per silo, sulfa, SLL model 560, 12.5 HP motor, 13,800 m3 / h, 2060 RPM. with pulleys and belts. Silo floor with ventilation channels.

18) 4 augers extractors Silos

Diameter: 315 mm

Weg Motor brand, model TE 1 32M, 1295 RPM, 220/380V, with pulleys and belts. (Silos No. 3 and No. 6 are sealed with auger extraction)

19) 2 Bases de Silos

Diameter: 18.00 m (60 ’)

One of the silos is armed with the roof but in poor condition, the other has remnants of steel sheet and excess elements from other facilities, the sheets of ventilation channels are fully oxidized, fans are drawn in the field without their engines. The visible screws are all used. There were no missing pieces of roof or wall studs of the silos. The degree of damage in this area is important.

20) Hopper Descaiga

Wooden fence of 4.33 m by 9.70 rn.

21) Elevator

Size: 0.23 m. width, 0.82 m. long, 0.23 m. pants

Overall height to download: 1 5.00 m.

High-flow buckets every 80 mm.

Located in the well of 2.10 or by 2.00 m. depth 7.00 m.

22) 2 Screens

Keplcr Mark Weber, model SP PPLC January 1960, on concrete base 1 .00 rn. high.

23) 2 Elevators

Size: 0.27 m. wide, 1 or 03. long, 0.23 m.

Height trousers total discharge: a 8.20 and 0.20 m on January 1.

High-flow buckets every 80 mm. Located in the well of 4.50 or depth.

24) Auger

Input load to the mill hopper

25) Auger

Lung burden of green bins

26) 2 green lung Silos 1 silo Thor brand.

Cylinder diameter: 4.74 m.

Number of sheets: 6 Capacity: 60 ton.

Pin height: 3.20 ni.

Discharge outlet height: 0.94 m.

1 silo Kepler Weber brand.

Cylinder diameter: 4.50 m.

Number of sheets: 6

Capacity: 60 ton.

Pin height: 3.40 m.

Discharge outlet height: 1.20 m.

27) Auger Diameter: 31 5 mm. Length: 9.90 m.

28) 2 Elevators

Size: 0.27 m. width, 1.03 m. long, 0.23 m. pants total discharge height: 18.20 m.

High-flow bucket every 80 mm. Located in the well.

29) 2 Dryers

Brand: Kepler Weber, Model: Farm Static capacity: 20 ton. each fan: KW,

Model: 838 RF AV 5H Pos. Fan Motor: Weg, 160 L of 20 HP.

30) Silo dry lung Kepler Weber brand.

Cylinder diameter: 4.50 m. Capacity: 60 ton.

Number of sheets: 6 feet Height: 3.40 m.

Discharge outlet height: 1.20 m.

31) Auger

Diameter: 315 mm.

Length: 6.30 m.

32) Elevator

Size: 0.33 m. width, 1.08 m. long, 0.26 m. pants

Overall height to download: 29.20 m.

Buckets every 190 mm.

Distributor 6 outputs: 2 for storage silos, silo 1 to issue 1 to wealth of interconnection, 2 free. Located in well

33) 2 Storage Silos Kepler Weber brand.

Diameter of cylinder: 11.6Sm. (38 ’)

Number of sheets: 10

Capacity: 570 ton. each

Thermometry: three pendulums with 5 sensors for pendulum and silo

Aeration: 1 fan by silo, Gema brand, model BCF 454.

Screw extractors.

34) Auger Diameter: 315 mm. Length: 8.00 m.

35) Auger Diameter: 315 mm.

36) Elevator

Kepler Weber simile EA2 total discharge height: 18.20 m.

High-flow buckets every 80 nnn.

Located on the floor

37) Silo lung expedition marks Kepler Weber Cylinder Diameter: 7.30 m.

Number of plates: 4 Capacity: 93 ton

Pin height: 2.40 m.

Discharge outlet height: 1.20 m.

38) Auger

Diameter: 315 mm. Length: 5.50 m.

39) Silo

Thor brand.

Cylinder diameter: 9.14 m. (30)

Number of sheets: 8

Without interconnect.

40) Mill

The machinery of the mill include:

Metal input hopper

Green Horse flow balance model LCS 50, maximum speed of heavy 18t / h, finding 10 grams. (Not connected)

2 shellers Lucato (12.5 HP + 5.5 HP each)

Green Horse 1 Decascaradora MLGQ model 25 (7.5 kW)

1 Ventury shell exit

2 Assemblies Zechariah (Limeira SP)

Green Horse 1 Whitening MNML46 model (4.5 Kw)

Zechariah 2 Whitening

Whitening Water 1 Green Horse 1 Zaranda Zacarias CM21x2 model 1 three-cylinder Triers

2 color sorting by brand Selgron SG52 model

1 Classification by color model mark Selgron SG32

2 hoppers made of 6.00 x 3.50 x 4.00 m in height. 1 Rotary Green Horse (without installing)

Green Horse 1 Sacapiedra TQSF model 125 (not installed)

41/42) Screw bagging interconnection

43) Pocket (includes a sieve and a mechanical balance of mobile bagging)

44) Cummins Generator Group

45) Transformer: 15 KVA, 400/230V

CIVIL WORKS

A) Mill Shed

Structure of walls and pillars prefabricated concrete modules of 5 m, metal roof.

Area: 375 m2

B) Shed Precleaning discharge chute and

Masonry walls, metal roof, two entrance doors Size: 170 m2

C) Storage Shed

Covered walls and pillars and trusses composed of folded steel and corrugated iron lattice straps.

A front access door. Area: 684 m2.

D) Shed Precleaning discharge chute and Covered walls and pillars and trusses composed of folded sheet metal, corrugated iron straps and reticulate.

Two entrances without doors Area: 100 m2

E) Other Dining Local Local Local Local Laboratory Housing Office and hopper tank shell generator bran Local Local Local General Board Compressor and Compressed Air Tank

Montevideo, November 25, 2009

Dear Mr.,

SAMAN

Of our highest consideration:

CANTERAS DORADAS SA, represented by its directors Silvio de Souza Rocha and Oscar Leon Bentancor, addresses you in relation to the lease contract between HERMOSÍSIMA S.A and SAMAN SA entered into today in connection with an Agroindustrial Plant located in the 8th Judicial Division of the Department of Rivera, in order to authorize, in its capacity of promissory purchaser of the rural land in which the Agroindustrial Plant object of the lease sits, and in its status as lender, to authorize HERMOSISIMA S.A. (borrower) to conclude a lease with SAMAN of the property in which the Agroindustrial Plant sits, so as to enable SAMAN to lease the Agroindustrial Plant for a term of three years with possibility of renewal as established in the said lease.

We salute you sincerely,

Oscar León	Silvio de Souza Rocha

For the purpose of communicating the availability of HERMOSISIMA SA for this contract:

1. On October 26th, 2009, the parties executed a comodatum agreement, through which CANTERAS DORADAS S.A. gives on gratuitous bailment to HERMOSISIMA S.A. the rural standards referred to in that contract located in the 8th Judicial Division of the Department of Rivera.

2. Is the intention of HERMOSISIMA S.A. to grant a lease of its own machinery to SAMAN, machinery which is part of the Agribusiness Plant located in the rural land given on gratuitous bailment to CANTERAS DORADAS S.A.

3. In order to enable HERMOSISIMA S.A. to execute the lease of the Agroindustrial Plant, which presupposes the use by SAMAN of rural land in which sits the aforementioned machinery and agro-industrial plant, the appearing parties agree to supplement the provisions of the gratuitous bailee contract in order to allow the bailee to carry out the legal acts that will allow it to execute the mentioned agreement.

4. Based on the foregoing, CANTERAS DORADAS S.A. hereby expressly and irrevocably authorizes HERMOSISIMA in its capacity of gratuitous bailee of the rural lands indicated above, to lease the property in which the Agroindustrial Plant sits referred to in paragraph 1 of this agreement to SAMAN so that SAMAN is able to lease the Agroindustrial Plant, for a term of three years with possibility of renewal as established in the said lease.

As a sign of acceptance, the parties executed this agreement in two copies of the same tenor in the place and date established at the hearing.

FOR HERMOSISIMA S.A.

/s/ Oscar León Bentancor	/s/ Silvio de Souza Rocha

FOR CANTERAS DORADAS S.A.

/s/ Oscar León Bentancor	/s/ Silvio de Souza Rocha

SUPPLEMENTAL AGREEMENT

In the city of Montevideo, on the 24th day of November 2009, between on the one hand, CANTERAS DORADAS SA, represented by its directors; Silvio de Souza Rocha and Oscar León Bentancor, domiciled in Rincón 611 Montevideo and on the other hand, HERMOSISIMA S.A., represented by Silvio de Souza Rocha and Oscar Leon Bentancor, domiciled in Rincon 611 Montevideo, agree:

1. On October 26, 2009, the parties executed a comodatum agreement contract, in which CANTERAS DORADAS S.A. granted to HERMOSISIMA S.A. a gratuitous baliment of the rural lands located in the 8th Judicial Division of the Department of Rivera.

2. HERMOSISIMA S.A. has the intention of granting a lease of machinery owned to SAMAN, machinery which is part of the agroindutrsial plant located in the rural land given on gratuitous bailment by CANTERAS DORADAS S.A.

3. In order to enable HERMOSISIMA S.A. to execute the lease of that machinery with SAMAN, which presupposes the use by SAMAN of rural lands in which sits the aforementioned machinery and agro-industrial plant, the appearing parties agree to supplement the provisions of that gratuitous bailment agreement, in a way that the borrower can carry out certain legal acts that will allow the mentioned agreement.

4. Based on the foregoing, CANTERAS DORADAS S.A. hereby expressly and irrevocably authorizes HERMOSISIMA S.A. in its capacity of gratuitous bailee, to grant a lease to SAMAN of the building in which the Agroindustrial Plant sits, referred to in paragraph 1 of this agreement, so as to enable the lease by SAMAN of the Agroindustrial Plant, for a term of three years with possibility of renewal as established in the said lease.

As a sign of acceptance, the parties executed this agreement in two copies of the same tenor in the place and date established at the hearing.